Dominick Davi CPA, P.C.                              184 Park Blvd.
-----------------------------                        Malverne, NY  11565
                                                     Telephone:     516-825-4440
                                                     Telefax:       516-437-6354


December 13, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated December 13, 2004, of Denesis Realty Group, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,

/s/ Dominick Davi CPA

Dominick Davi CPA